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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the following registration statements of AmeriServ Financial, Inc.:

     Registration Statement No. 33-56604 on Form S-3
     Registration Statement No. 33-53935 on Form S-8
     Registration Statement No. 33-55207 on Form S-8
     Registration Statement No. 33-55211 on Form S-8
     Registration Statement No. 333-67600 on Form S-8
     Registration Statement No. 333-50225 on Form S-3
     Registration Statement No. 333-121215 on Form S-3
     Registration Statement No. 333-129009 on Form S-3

     of our report dated March 6, 2006, relating to the consolidated financial statements of AmeriServ Financial, Inc. and subsidiaries and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of AmeriServ Financial, Inc. for the year ended December 31, 2005 and to the reference to us under the heading "Experts" in the Prospectus, which is part of the respective Registration Statements.

/s/ Deloitte & Touche

Pittsburgh, PA
March 8, 2006


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